                                                                 Exhibit 99.4

                    [DOMINION RESOURCES LETTERHEAD]

January 28, 2000

To the financial community:

DOMINION RESOURCES ANNOUNCES 9.5 PERCENT INCREASE
IN 1999 OPERATING EARNINGS PER SHARE

Posts $3.01 Versus $2.75 in 1998; Targets Earnings of $3.25 to $3.30 in 2000, $3.50 to $3.60 in 2001

The management of Dominion Resources Inc. today announced unaudited consolidated operating earnings for the 12 months ended December 31, 1999 of $575 million ($3.01 per share), a 9.5 percent increase in earnings per share over prior-year earnings of $536 million ($2.75 per share).

Operating earnings for 1999 exclude a one-time, non-cash charge of $255 million ($1.33 per share) created by an accounting change resulting from a Virginia law, effective July 1, 1999, which establishes a timeline for competition among electric generators; and a one-time, after-tax charge of $21 million (11 cents per share) related to the sale of the company's Latin American power generation businesses. Operating earnings for 1999 also exclude transition costs of $4 million (2 cents per share) associated with the company's merger with Consolidated Natural Gas Company. The Dominion/CNG merger is expected to close today.

Operating results for 1998 exclude a non-recurring, after-tax charge of $201 million ($1.03 per share) associated with Virginia Power's rate case settlement, and a one-time after-tax gain of $200.7 million ($1.03 per share) from the sale in July of East Midlands Electricity.

Thos. E. Capps, chairman, president and chief executive officer, said:

"It is powerfully symbolic to announce continued strong growth in operating earnings on the very day we close our historic merger with CNG. In 1999, we completed the groundwork necessary to grow and prosper as the nation's premier electric power and natural gas provider. We worked with Virginia legislators to establish a plan for electric industry deregulation that is beneficial to both our customers and our shareholders. We began divesting non-core assets and re-deploying proceeds into our focused energy business. We initiated a transforming merger with Consolidated Natural Gas and started the work of combining our two companies. Today we will celebrate the completion of that combination.

"Our work has just began. As we begin operations as a new company entering a new century, we will continue to build on this solid foundation to maximize value for our owners. We are bullish about our company's ability to grow earnings 8 to 10 percent annually. Combined with our annual dividend payment of $2.58 per share, we believe this growth rate will translate into a long-term annual total shareholder return in excess of 15 percent."

Full Year Results

Virginia Power, the company's principal subsidiary, earned $448 million ($2.34 per share), a 15-percent increase in earnings per share over 1998 operating earnings of $395 million ($2.03 per share). Operating earnings for 1999 exclude a non-recurring charge of $1.33 per share associated with an accounting change resulting from a new Virginia law affecting electric generators. 1998 results exclude a non-recurring charge of $1.03 per share associated with the company's rate settlement.

Capps said: "Virginia Power's excellent performance in 1999 clearly reflects the company's fundamental financial and operational strengths. A final $50 million rate reduction resulting from the 1998 Virginia rate case proceeding, a mild weather impact of approximately $42 million (net of tax) and extraordinary restoration costs totaling more than $22 million (net of tax) following Hurricanes Floyd and Dennis and the most severe ice storm in the history of our service area were offset by strong customer growth and consistently solid results in key areas such as our wholesale power marketing operations."

Dominion Energy, the company's independent power and natural gas subsidiary, earned $63 million (33 cents per share) in 1999, up from $57 million (29 cents per share) in 1998. Results for 1999 exclude a non-recurring loss of 11 cents per share on the sale of the company's Latin American generation businesses. Dominion Energy's results reflect strong earnings growth from its oil and gas operations and commencement of operations at its 600-megawatt gas-fired
Elwood facility in Illinois, partially offset by a lower earnings contribution from foreign operations.

Dominion Capital, the financial services subsidiary, earned $78 million (41 cents per share) in 1999, up from $59 million (30 cents per share) in 1998. Continued growth in all three of its core financial services businesses was responsible for the rise.

Capps said: "Dominion Capital continues to be a hard-working member of our family and outperform its peer companies. The company's solid portfolio of diversified operating units has grown earnings by more than 30 percent annually since 1995 and has captured significant positions in specialized lending markets."

Dominion Resources previously announced plans to divest Dominion Capital.

Fourth-Quarter Results

Consolidated operating earnings for the fourth quarter ended December 31, 1999 were $69 million (37 cents per share), compared to operating earnings of $54 million (28 cents per share) in the fourth quarter of 1998. Fourth-quarter 1999 earnings exclude a one-time after-tax loss of $3 million (2 cents per share) on the sale of the company's Latin American generation businesses and CNG merger transition costs of $4 million (2 cents per share).

In the fourth quarter, Virginia Power earned $26 million (14 cents per share), down from $36 million (19 cents per share) for the same period in 1998. The decline included lower results from the wholesale power marketing business and lower rates resulting from the 1998 Virginia rate case settlement.

Dominion Energy contributed $11 million (6 cents per share) to fourth quarter operating earnings, up from $9 million (5 cents per share) last year. The 1999 figure excludes a non-recurring loss of 2 cents per share on the sale of Dominion Energy's foreign operations. The increase in fourth quarter 1999 earnings is due primarily to higher oil and gas production volume and prices, partially offset by a lower earnings contribution from its foreign and domestic electric generation operations and higher information technology expenses at the corporate level.

Dominion Capital contributed $35 million (19 cents per share), up from $3 million (1 cent per share) in the fourth quarter of 1998. Higher net interest income, higher fee income and higher mortgage securitization gains at the company's core segments were the main drivers of the strong quarter-over-quarter growth. Operating results for real estate and other non-core segments also rose in the fourth quarter of 1999.

Results by Operational Segment
------------------------------

Pro forma 1999 operating earnings for Dominion Resources' operating units as structured under a major reorganization plan which took effect May 1, 1999 were $292 million ($1.53 per share) for Dominion Generation, up from $262 million ($1.34 per share) in 1998; and $175 million (92 cents per share) for Virginia Power, up from $168 million (86 cents per share) in 1998. Pro forma Dominion Energy--Oil and Gas earnings were $43 million (22 cents per share), up from $22 million (12 cents per share) in 1998.

Fourth-quarter pro forma operating earnings for Dominion Generation were $3 million (2 cents per share), compared to $17 million (9 cents per share) in the fourther quarter of 1998. Pro forma operating earnings for Virginia Power were $24 million (13 cents per share), virtually unchanged from pro forma fourth-quarter 1998 earnings of $25 million (13 cents per share). Pro forma Dominion Energy--Oil and Gas earnings were $10 million (5 cents per share), up from $3 million (2 cents per share) in the prior-year period.

Dominion Resources' restructuring plan organized the company's businesses into five operating units:

o Dominion Generation: combined generation operations of Virginia Power and Dominion Energy;

o Virginia Power: customer service and regulated transmission and distribution operations of Virginia Power;

o    Dominion Energy--Oil and Gas: gas and oil operations of Dominion Energy;

o    Dominion Capital: financial services operations;

o    Dominion Resources: holding company and Corby Power (UK) operations.

Generation assets remain wholly owned by Virginia Power and Dominion Energy, pending full implementation of legislation that creates competition among electric generators and establishes a comprehensive plan for the transition to competition in the electric utility industry in Virginia.

(This blast-fax contains forward-looking statements that are subject to various risks and uncertainties. Discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estamate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors include, but are not limited to, weather conditions, economic conditions in the company's service territory, fluctuations in energy-related commodity prices, conversion activity and other uncertainties. Other risk factors are detailed from time to time in the company's Securities & Exchange Commission filings.)


Analyst Contacts:   Tom Wohlfarth (804) 819-2150
                    Suzette Mata  (804) 819-2154
                    Joe O'Hare    (804) 819-2156

                            Dominion Resources, Inc.
                           Preliminary Earnings Report
                                  December 1999

($ in millions, except earnings per share)


                                                4th Qtr Ended Dec 31      12 Months Ended Dec 31
                                                ---------------------    ------------------------
                                                    1999       1998            1999       1998
                                                    -----      -----           -----      ----

Operating Revenues & Income                     $ 1,249.5  $ 1,183.2        $5,520.3    $6,086.2
                                                =========  =========      ==========    ========
Reported Net Income:
      Virginia Power                              $  26.0    $  36.3        $  192.8    $  194.1
      East Midlands Electricity                                                            227.2
      Dominion Energy                                 8.2        8.6            41.5        57.1
      Dominion Capital                               35.1        2.6            78.3        58.7
      Corporate
                                                     (6.7)       6.7           (16.8)       (1.5)
                                                 --------    -------        --------    --------
      Consolidated                                $  62.6    $  54.2        $  295.8    $  535.6
                                                  =======    =======        ========    ========

Common Shares Outstanding (Avg)                     189.0      195.1           191.4      194.9


Reported Earnings Per Share:
      Virginia Power                              $  0.14    $  0.19         $  1.01    $  1.00
      East Midlands
      Electricity                                                  -                       1.17
      Dominion Energy                                0.04       0.05            0.22       0.29
      Dominion Capital                               0.19       0.01            0.41       0.30
      Corporate                                     (0.04)      0.03           (0.09)     (0.01)
                                                 --------    -------         -------    -------
      Consolidated                                $  0.33    $  0.28         $  1.55    $  2.75
                                                 ========    =======         =======    =======

Unusual Items (Pre-tax):                          $  (5.6)                   $  (5.6)
      Merger Transition Costs
      Loss on Sale of Foreign Generation             (2.9)                     (17.3)
      Write-Off of Regulatory Assets & Liabilities                            (451.9)
      Rate Case Settlement - Va Power                                                  $ (291.5)
      Gain on Sale - East  Midlands                                                       332.3


Unusual Items (After-tax):
      Merger Transition Costs                        (3.6)                      (3.6)
      Loss on Sale of Foreign Generation             (2.9)                     (21.0)
      Write-Off of Regulatory Assets & Liabilities                            (254.8)
      Rate Case Settlement - Va Power                                                    (201.0)
      Gain on Sale - East Midlands                                                        200.7


Unusual Items (EPS impact):
      Merger Transition Costs                       (0.02)                     (0.02)
      Loss on Sale of Foreign Generation            (0.02)                     (0.11)
      Write-Off of Regulatory Assets & Liabilities                             (1.33)

      Rate Case Settlement - Va Power                                                     (1.03)
      Gain on Sale - East Midlands                                                         1.03


               Dominion Resources, Inc. - Restructured Operations
                           Preliminary Earnings Report
                                  December 1999




($ in millions, except earnings per share)
                                                                4th Qtr Ended Dec 31                  12 Months Ended Dec 31
                                                            --------------------------             -------------------------
                                                                 1999            1998                   1999           1998
                                                                 -----           -----                  -----          ----
Operating Revenues & Income                                 $  1,249.5      $  1,183.2              $ 5,520.3      $ 6,086.2
                                                            ==========      ==========             ==========     ==========

Reported Net Income:
        Dominion Generation                                 $        -      $     16.9              $    16.6         $ 97.9
        Virginia Power                                            24.0            24.8                  175.1          130.9
        Dominion Energy - Oil & Gas                               10.2             3.2                   42.6           22.4
        Dominion Capital                                          35.1             2.6                   78.3           58.7
        Dominion UK                                                                                                    227.2
        Corporate                                                 (6.7)            6.7                  (16.8)          (1.5)
                                                            -----------      ---------              ---------      ---------
        Consolidated                                        $     62.6      $     54.2              $   295.8        $ 535.6
                                                            ==========       =========               ========      =========

Common Shares Outstanding (Avg)                                  189.0           195.1                  191.4          194.9

Reported Earnings Per Share:
        Dominion Generation                                 $        -      $     0.09              $    0.09        $  0.50
        Virginia Power                                            0.13            0.13                   0.92           0.67
        Dominion Energy - Oil & Gas                               0.05            0.02                   0.22           0.12
        Dominion Capital                                          0.19            0.01                   0.41           0.30
        Dominion UK                                                                                                     1.17
        Corporate                                                (0.04)           0.03                  (0.09)         (0.01)
                                                             ----------       --------                --------       -------
        Consolidated                                        $     0.33      $     0.28              $    1.55        $  2.75
                                                             =========        ========               ========        =======


Unusual Items (Pre-tax):
        Merger Transition Costs                             $     (5.6)                             $    (5.6)
        Loss on Sale of Foreign Generation                        (2.9)                                 (17.3)
        Write-Off of Regulatory Assets & Liabilities                                                   (451.9)
        Rate Case Settlement - Dominion Generation                                                                   $(237.8)
        Rate Case Settlement - Va Power                                                                                (53.7)
        Gain on Sale - East Midlands                                                                                   332.3



Unusual Items (After-tax):
        Merger Transition Costs                                   (3.6)                                  (3.6)
        Loss on Sale of Foreign Generation                        (2.9)                                 (21.0)
        Write-Off of Regulatory Assets & Liabilities                                                   (254.8)
        Rate Case Settlement - Dominion Generation                                                                    (164.0)
        Rate Case Settlement - Va Power                                                                                (37.0)
        Gain on Sale - East Midlands                                                                                   200.7

Unusual Items (EPS impact):
        Merger Transition Costs                                  (0.02)                                 (0.02)
        Loss on Sale of Foreign Generation                       (0.02)                                 (0.11)
        Write-Off of Regulatory Assets & Liabilities                                                    (1.33)
        Rate Case Settlement - Dominion Generation                                                                     (0.84)
        Rate Case Settlement - Va Power                                                                                (0.19)
        Gain on Sale - East Midlands                                                                                    1.03

                                 Virginia Power
                        Megawatt-hour Sales & Degree Days


                                                                                                                  Percent
                                                                                               Increase          Increase
4th Quarter Ended December 31                                   1999             1998        (Decrease)        (Decrease)
-----------------------------                                   ----             ----        ----------        ----------
Residential                                                5,348,761        5,147,390           201,371              3.9%
Commercial                                                 5,165,663        4,935,296           230,367              4.7%
Industrial                                                 2,877,485        2,687,695           189,790              7.1%
Public authorities                                         2,158,170        2,124,881            33,289              1.6%
                                                           ---------        ---------
Total retail                                              15,550,079       14,895,262           654,817              4.4%
Wholesale - sales for resale                               1,116,702        1,086,352            30,350              2.8%
Total sales                                               16,666,781       15,981,614           685,167              4.3%
                                                          ==========       ==========

Cooling Degree Days                                               15               29                43 =Normal
Heating Degree Days                                            1,205            1,163             1,322 =Normal

12 Months Ended December 31
---------------------------
Residential                                               23,933,786       23,228,983           704,803              3.0%
Commercial                                                21,760,428       21,207,898           552,530              2.6%
Industrial                                                11,142,066       11,189,572           (47,506)            -0.4%
Public authorities                                         8,989,899        8,696,232           293,667              3.4%
                                                           ---------        ---------

Total retail                                              65,826,179       64,322,685         1,503,494              2.3%
Wholesale - sales for resale                               4,779,378        4,461,403           317,975              7.1%

Total sales                                               70,605,557       68,784,088         1,821,469              2.6%
                                                          ==========       ==========

Cooling Degree Days                                            1,474            1,640             1,564 =Normal
Heating Degree Days                                            3,445            3,197             3,753 =Normal

